EXHIBIT 23.1

                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 20, 1998 (except for Note 13, as to which the date is August 14, 1998), accompanying the consolidated financial statements of ASI Aerospace Group, Inc. contained in the form 8-K/A dated November 17, 1998 of Pentacon, Inc. We hereby consent to the incorporation by reference of said report in the Registration Statement of Pentacon, Inc. on Form S-8 (File No. 333-48913, effective March 30, 1998).


McGladrey & Pullen, LLP


San Diego, California
November 17, 1998